EXHIBIT 99.1
eXegenics, Inc. Announces Senior Management Appointments
—Company Intends to Change its Name to Opko Health—
MIAMI, May 4. eXegenics, Inc., (OTC Bulletin Board: EXEG — News), doing business as Opko Health, today announced appointment of its senior management team. Dr. Philip Frost will remain the company’s Chairman and Chief Executive Officer. Board of Directors’ member Dr. Jane Hsiao becomes Vice Chairman of the Board and Chief Technology Officer. Board member Steven D. Rubin is taking on the additional position of Executive Vice President — Administration and Dr. Rao Uppaluri becomes Senior Vice President — Chief Financial Officer.
Dr. Jane Hsiao is the former Vice Chairman and Chief Technical Officer of IVAX Corporation and Steven Rubin is the former Senior Vice President, General Counsel and Secretary of IVAX. Dr. Rao Uppaluri was formerly Treasurer and Vice President of Strategic Planning at IVAX.
The company has also filed the necessary documents to change its name to Opko Health, Inc. and is applying for listing on the American Stock Exchange. The name change and American Stock Exchange application processes are expected to be finalized within 6-8 weeks.
Current eXegenics’ President Dr. Dale Pfost, the former Chairman and CEO of Acuity Pharmaceuticals, which merged with eXegenics last month, has resigned to pursue other professional interests.
“We are fortunate to have access to such a strong team of experienced health care executives as we move to build Opko Health into a diversified operating company,” said Dr. Frost. “This team has been highly successful working together in the past and we look forward to new successes going forward. I also want to thank Dale Pfost for his contributions and we wish him the best in his future endeavors.”
About eXegenics/Opko Health
Miami-based eXegenics (doing business as Opko Health) was recently reconstituted as a specialty healthcare company through a 3-way merger with private companies Acuity Pharmaceuticals Inc. and Froptix, Inc. Its product portfolio includes the pioneering gene silencing agent bevasiranib, which has successfully completed Phase ll clinical trials for wet age-related macular degeneration and diabetic macular edema; a novel clinical stage product for conjunctivitis; and a pipeline of preclinical candidates that include novel agents to treat dry age-related macular degeneration and other ophthalmic diseases. The company also intends to market selected diagnostic products that are complementary to its therapeutic programs.
This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), regarding product development efforts and other non-historical facts about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, including the risks that advanced clinical trials for our lead product candidate, bevasiranib, may not be commenced or completed on a timely basis or at all, that any of our compounds under development, including bevasiranib, may fail, may not achieve the expected results or effectiveness and may not generate data that would support the approval or marketing of products for the indications being studied or for other indications. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. We do not undertake any obligation to update forward-looking statements. We intend that all forward- looking statements be subject to the safe-harbor provisions of the PSLRA.

Contacts:	Media:
Corporate:	GendeLLindheim BioCom Partners
Steven D. Rubin	Barbara Lindheim
305 575 6015	212 918-4650